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                                                                    Exhibit 10.3


                                SUPPORT AGREEMENT


                  AGREEMENT made as of the 4th day of April, 2000.


AMONG:

                  INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation existing under the laws of the State of New York ("IBM")

                                      -and-

                  3040696 NOVA SCOTIA COMPANY, an unlimited company existing under the laws of the Province of Nova Scotia ("Holdco")

                                     - and -

                  IBM ACQUISITION INC., a corporation existing under the laws of Canada (the "Corporation")

                  WHEREAS pursuant to the terms of the offer by the Corporation and IBM Acquisition II L.L.C. dated March 15, 2000, to purchase all of the Class A Subordinate Voting Shares and all of the Class B Multiple Voting Shares of LGS Group Inc., IBM and the Corporation agreed that IBM, Holdco and the Corporation would execute and deliver a Support Agreement;

                  NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

In this agreement, unless something in the subject matter or content is inconsistent therewith:

         "APPLICABLE LAWS" has the meaning set out in Section 2.6 hereof.

         "AUTOMATIC EXCHANGE RIGHT" has the meaning set out in Section 1.1 of the Exchange Trust Agreement.

         "BOARD OF DIRECTORS" means the board of directors of the Corporation.


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                                      -2-


         "BUSINESS DAY" means a day, other than a Saturday, a Sunday or a statutory holiday, when banks are generally open in each of Montreal, Quebec and Toronto, Ontario for the transaction of banking business.

         "EXCHANGE RIGHT" has the meaning set out in Section 1.1 of the Exchange Trust Agreement.

         "EXCHANGE TRUST AGREEMENT" means the exchange trust agreement made as of April 4, 2000 among IBM, Holdco, the Corporation and CIBC Mellon Trust Company.

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

         "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of the Corporation.

         "IBM BOARD OF DIRECTORS" means the board of directors of IBM.

         "IBM COMMON STOCK" means the shares of common stock of IBM, par value US $0.20 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not IBM shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

         "IBM SUCCESSOR" has the meaning set out in Section 3.1 hereof.

         "LIQUIDATION CALL RIGHT" has the meaning set out in Section 5.2(1) of the Exchangeable Share Provisions.

         "OFFER" has the meaning set out in Section 2.8 hereof.

         "REDEMPTION CALL RIGHT" has the meaning set out in Section 7.2(1) of the Exchangeable Share Provisions.

         "RETRACTION CALL RIGHT" has the meaning set out in Section 6.2(1) of the Exchangeable Share Provisions.

         "SUBSIDIARY" of IBM means any corporation more than 50% of the outstanding stock of which, by vote or value, is owned, directly or indirectly, by IBM, by one or more other Subsidiaries of IBM or by IBM and one or more other Subsidiaries of IBM.

         "TRANSFER AGENT" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions.


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                                      -3-


1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this agreement into articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this agreement to an article or Section refers to the specified article or Section of this agreement.

1.3      NUMBER, GENDER AND PERSONS

In this agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entitles of any kind.

1.4      DATE FOR ANY ACTION

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

2.1      COVENANTS OF IBM REGARDING EXCHANGEABLE SHARES

So long as any Exchangeable Shares are outstanding IBM will:

         (a) take all necessary actions to ensure that (i) if any dividend is declared on the IBM Common Stock, the Corporation will declare, and will have sufficient money or other assets or authorized securities available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares; and
                  (ii) if any dividend is paid on the IBM Common Stock, the Corporation will simultaneously pay an equivalent dividend on the Exchangeable Shares;

         (b) advise the Corporation of the declaration by IBM of any dividend on the IBM Common Stock and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date and payment date for the corresponding dividend on the IBM Common Stock;

         (c) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding up of the Corporation,


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                                      -4-


                  including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of IBM Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

         (d) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of IBM Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions as the case may be;

         (e) take all such actions and do all such things as are necessary or desirable to enable and permit Holdco, in accordance with applicable law, to pay and otherwise perform its obligations arising out of the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, the Exchange Right or the Automatic Exchange Rights, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Holdco to cause to be delivered shares of IBM Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of
                  Article 6 or Article 7 of the Exchangeable Share Provisions as the case may be;

         (f) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Corporation; and

         (g) as long as it is a "specified financial institution" (as such term is defined in the INCOME TAX ACT (Canada)) or does not deal at arm's length with such a person, take all such action and do all such things as are reasonably necessary or desirable to exercise (or, at IBM's election, to cause Holdco to exercise), the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right if requested in writing to do so by a holder of Exchangeable Shares.

2.2      AVAILABILITY OF FUNDS

IBM will cause the Corporation to have available to it from time to time sufficient funds and other assets as are necessary to enable the Corporation to satisfy its obligations (as they arise from time to time) to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares.


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                                      -5-


2.3      CERTAIN REPRESENTATIONS

IBM will at all times keep available for delivery hereunder, under the Exchange Trust Agreement or under the Exchangeable Share Provisions, free from pre-emptive and other rights, out of its authorized capital stock such number of shares of IBM Common Stock (or other shares or securities into which the IBM Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) (i) as is equal to the sum of (x) the number of Exchangeable Shares issued and outstanding from time to time and (y) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time, and (ii) as are now and may hereafter be required to enable and permit each of the Corporation, IBM and Holdco to meet its obligations hereunder, under the Exchange Trust Agreement and under the Exchangeable Share Provisions.

2.4      NOTIFICATION OF CERTAIN EVENTS

In order to assist IBM to comply with its obligations hereunder, the Corporation will give IBM notice of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

         (b) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (c) immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Exchangeable Share Provisions);

         (d) at least 60 days prior to any Optional Redemption Date determined by the Board of Directors in accordance with the Exchangeable Share Provisions; and

         (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5      DELIVERY OF SHARES OF IBM COMMON STOCK

Upon notice of any event that requires the Corporation to cause to be delivered shares of IBM Common Stock to any holder of Exchangeable Shares, IBM or Holdco shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to the


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                                      -6-


Corporation or Holdco, or as either may request, which shall forthwith deliver or cause to be delivered the requisite shares of IBM Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares as the Corporation shall direct. All such shares of IBM Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

2.6      QUALIFICATION OF SHARES OF IBM COMMON STOCK

IBM covenants that if any shares of IBM Common Stock (or other shares or securities into which IBM Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder, the Exchangeable Share Provisions or the Exchange Right require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which IBM Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be delivered by IBM to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of IBM for purposes of Canadian federal or provincial securities law or an "affiliate" of IBM), IBM will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of IBM Common Stock (or other shares or securities into which IBM Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved. IBM represents and warrants that it has in good faith taken all actions and done all things necessary under Applicable Laws as they exist on the date hereof to cause the shares of IBM Common Stock (or other shares or securities into which IBM Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder, including for greater certainty, pursuant to the Offer, the Exchangeable Share Provisions or the Automatic Exchange Right or the Exchange Right, to be freely tradable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of IBM for the purposes of Canadian federal and provincial securities law or an "affiliate" of IBM). IBM will in good faith expeditiously take all such actions and do all such things necessary to cause all shares of IBM Common Stock (or other shares or securities into which IBM Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) to be delivered hereunder, including for greater certainty, pursuant to the Offer, the Exchangeable Share Provisions or the Exchange Right, to be listed, quoted or posted for trading on all United States stock exchanges and quotation systems on which other outstanding shares of IBM Common Stock are listed, quoted or posted for trading at such time.

2.7      ECONOMIC EQUIVALENCE

         (a) Except with the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, in the event that IBM:


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                                      -7-


                  (i) issues or distributes shares of IBM Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of IBM Common Stock) to the holders of all or substantially all of the then outstanding IBM Common Stock by way of stock dividend or other distribution, other than an issue of shares of IBM Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of IBM Common Stock) to holders of shares of IBM Common Stock who exercise an option to receive dividends in IBM Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of IBM Common Stock) in lieu of receiving cash dividends;

                  (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding shares of IBM Common Stock entitling them to subscribe for or to purchase shares of IBM Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of IBM Common Stock); or

                  (iii) issues or distributes to the holders of all or substantially all of the then outstanding shares of IBM Common Stock (i) shares or securities of IBM of any class other than IBM Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of IBM Common Stock), (ii) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (iii) evidences of indebtedness of IBM or (iv) assets of IBM;

                  then IBM will take all necessary actions to ensure that the Corporation shall issue or distribute the economic equivalent (on a per share basis) of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

        (b) Except with the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, in the event that IBM:

                  (i) subdivides, redivides or changes the then outstanding shares of IBM Common Stock into a greater number of shares of IBM Common Stock;

                  (ii) reduces, combines or consolidates or changes the then outstanding shares of IBM Common Stock into a lesser number of shares of IBM Common Stock; or

                  (iii) reclassifies or otherwise changes the shares of IBM Common Stock or effects an amalgamation, merger, reorganization or other transaction affecting the shares of IBM Common Stock;

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                                      -8-


                  then IBM will take all necessary actions to ensure that the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

         (c)      IBM will ensure that prompt notice of any event referred to in
                  Section 2.7(a) or 2.7(b) above, is given by IBM to the Corporation.

         (d) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) and each such determination shall be conclusive and binding on IBM. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

                  (i) in the case of any stock dividend or other distribution payable in shares of IBM Common Stock, the number of such shares issued in proportion to the number of shares of IBM Common Stock previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of IBM Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of IBM Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of IBM Common Stock;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IBM of any class other than IBM Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of IBM or any assets of IBM), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of IBM Common Stock and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of IBM Common Stock;

                  (iv) in the case of any subdivision, redivision or change of the then outstanding shares of IBM Common Stock into a greater number of shares of IBM Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of IBM Common Stock into a lesser number of shares of IBM Common Stock or any amalgamation, merger, reorganization or other transaction affecting IBM Common Stock, the



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                                      -9-


                           effect thereof upon the then outstanding shares of IBM Common Stock; and

                  (v) in all such cases, the general taxation consequences in Canada of the relevant event to holders of Exchangeable Shares in Canada to the extent that such consequences may differ from the taxation consequences to holders of shares of IBM Common Stock as a result of differences between taxation laws of Canada and those of the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                  For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than five consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market that reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors shall be conclusive and binding on IBM.

2.8      TENDER OFFERS, ETC.

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to IBM Common Stock (each, an "Offer") is proposed by IBM or is proposed to IBM or its shareholders and is recommended by the Board of Directors of IBM, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of IBM, IBM will use reasonable efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of IBM Common Stock, without discrimination. IBM may discharge this obligation by ensuring that holders of Exchangeable Shares may participate in all such Offers by means of retraction of Exchangeable Shares as against the Corporation (subject to Holdco's Retraction Call Right) which shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer.

2.9      OWNERSHIP OF OUTSTANDING SHARES

Without the prior approval of the Corporation and the prior approval of the Non-Affiliated Holders given in accordance with Section 9.2 of the Exchangeable Share Provisions, IBM covenants and agrees that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than IBM, Holdco or any of their Subsidiaries, IBM will be and remain the direct or indirect beneficial owner of at least 50.1% of all issued and outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances, other than the Exchangeable Shares.

2.10     IBM NOT TO VOTE EXCHANGEABLE SHARES

IBM and Holdco will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by IBM or Holdco and their Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. IBM and Holdco further covenant and agree that they will not, and will cause their Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the provisions of the CANADA BUSINESS CORPORATIONS ACT (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its direct or indirect Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11     DUE PERFORMANCE

On and after the Effective Date of the Offer, IBM shall duly and timely perform all of its obligations provided for in the Offer including any obligations that may arise upon the exercise of rights by any holder of Exchangeable Shares, or IBM under the Exchangeable Share Provisions. IBM shall be responsible for the due performance of all of Holdco's obligations hereunder and under the Offer including the Exchangeable Share Provisions, except that in respect of the rights of Holdco under the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, IBM's obligation shall be limited to acting to ensure that Holdco will exercise its rights under the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right only in circumstances where Holdco is able to duly and timely perform in accordance with applicable law its obligations with respect to the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

                                   ARTICLE 3
                                 IBM SUCCESSORS

3.1      CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

If IBM enters into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, then IBM will take all necessary actions to ensure that:

         (a) such other person or continuing corporation (the "IBM Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Corporation, acting reasonably, and in the opinion of legal counsel to the Corporation, are reasonably necessary or advisable to evidence the assumption by the IBM Successor of liability for all money payable and property deliverable hereunder and the covenant of such IBM Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of IBM under this agreement; and

         (b) such transaction shall be upon such terms as to substantially preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Corporation or of the Non-Affiliated Holders hereunder.

3.2      VESTING OF POWERS IN SUCCESSOR

Whenever the covenants of Section 3.1 hereof have been duly observed and performed, if required by Section 3.1 hereof, the IBM Successor, Holdco and the Corporation shall execute and deliver the amended agreement as set forth in
Article 4 hereof and thereupon the IBM Successor shall possess and from time to time may exercise each and every right and power of IBM under this agreement in the name of IBM or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the IBM Board of Directors or any officers of IBM may be done and performed with like force and effect by the directors or officers of such IBM Successor.

3.3      WHOLLY-OWNED SUBSIDIARIES

Nothing herein shall be construed as preventing the amalgamation or merger of any Subsidiary of IBM with or into IBM or the winding up, liquidation or dissolution of any Subsidiary of IBM. In addition, nothing herein shall be construed as preventing the amalgamation or merger of LGS Group Inc. and/or IBM Canada Limited with, and or into the Corporation and/or one or more other corporations, or the winding up, liquidation or dissolution of LGS Group Inc.

                                   ARTICLE 4
                                     GENERAL

4.1      TERM

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than IBM and any of its Affiliates.


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                                      -12-


4.2      CHANGES IN CAPITAL OF IBM AND THE CORPORATION

At all times after the occurrence of any event contemplated pursuant to sections
2.7 and 2.8 hereof or otherwise, as a result of which either IBM Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which IBM Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3      SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4      AMENDMENTS, MODIFICATIONS

This Agreement may not be amended or modified except by an agreement in writing executed by IBM, Holdco and the Corporation and approved by the holders of the Exchangeable Shares in accordance with section 9.2 of the Share Provisions.

4.5      MINISTERIAL AMENDMENTS

Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties provided that each of IBM, Holdco and the Corporation shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of IBM, Holdco and the Corporation, it may be expedient to make, provided that each shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each of IBM, Holdco and the Corporation shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6      MEETING TO CONSIDER AMENDMENTS

The Corporation, at the request of IBM, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Share Provisions and all applicable laws.

4.8      ENUREMENT

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Non-Affiliated Holders.

4.9      NOTICES TO PARTIES

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         (a)      if to IBM at:

                           New Orchard Road
                           Armonk, NY
                           10504

                           Attention:

         (b)      if to Holdco at:

                           3600 Steeles Avenue East
                           Markham, Ontario
                           L3R 9Z7

                           Attention:  President and Secretary

         (c)      if to the Corporation at:

                           3600 Steeles Avenue East
                           Markham, Ontario
                           L3R 9Z7

                           Attention:  President and Secretary

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the next Business Day after the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10     COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.11     JURISDICTION

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.12     ATTORNMENT

IBM agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final and unappealable judgment of the said courts and hereby appoints the Corporation at its registered office in the Province of Ontario as its attorney for service of process.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INTERNATIONAL BUSINESS                  IBM ACQUISITION INC.
MACHINES CORPORATION

By: /s/ Lee A. Dayton                  By:  /s/ Belinda C. Tang
   --------------------------              --------------------------
   Name: Lee A. Dayton                     Name: Belinda C. Tang
   Title: Vice President of                Title: Secretary
          Corporate Development
          and Real Estate

                                        3040696 NOVA SCOTIA COMPANY

                                        By: /s/ Arthur B. James
                                           --------------------------
                                           Name: Arthur B. James
                                           Title: President and Secretary

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1
         DEFINITIONS AND INTERPRETATION........................................1
         1.1      Definitions..................................................1
         1.2      Interpretation Not Affected by Headings, etc.................2
         1.3      Number, Gender and Persons...................................3
         1.4      Date for Any Action..........................................3

ARTICLE 2
         COVENANTS, REPRESENTATIONS AND WARRANTIES.............................3
         2.1      Covenants of IBM Regarding Exchangeable Shares...............3
         2.2      Segregation of Funds.........................................4
         2.3      Certain Representations......................................4
         2.4      Notification of Certain Events...............................5
         2.5      Delivery of Shares of IBM Common Stock.......................5
         2.6      Qualification of Shares of IBM Common Stock..................6
         2.7      Economic Equivalence.........................................6
         2.8      Tender Offers, etc...........................................9
         2.9      Ownership of Outstanding Shares..............................9
         2.10     IBM Not to Vote Exchangeable Shares.........................10
         2.11     Due Performance.............................................10

ARTICLE 3
         IBM SUCCESSORS.......................................................10
         3.1      Certain Requirements in Respect of Combination, etc.........10
         3.2      Vesting of Powers in Successor..............................11
         3.3      Wholly-Owned Subsidiaries...................................11

ARTICLE 4
         GENERAL..............................................................11
         4.1      Term........................................................11
         4.2      Changes in Capital of IBM and the Corporation...............11
         4.3      Severability................................................12
         4.4      Amendments, Modifications...................................12
         4.5      Ministerial Amendments......................................12
         4.6      Meeting to Consider Amendments..............................12
         4.7      Amendments Only in Writing..................................13
         4.8      Enurement...................................................13
         4.9      Notices to Parties..........................................13
         4.10     Counterparts................................................13
         4.11     Jurisdiction................................................13
         4.12     Attornment..................................................14

                  INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation existing under the laws of the State of New York ("IBM")

                                - and -

                  3040696 NOVA SCOTIA COMPANY, an unlimited company existing under the laws of the Province of Nova
                  Scotia ("Holdco")

                                - and -

                  IBM ACQUISITION INC., a corporation existing under the laws of Canada (the "Corporation")





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